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                                                                     Exhibit 8.1
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              [Letterhead of Winthrop, Stimson, Putnam & Roberts]



                                 March 13, 2000



Better Minerals & Aggregates Company
Route 522 North, P.O. Box 187
Berkeley Springs, West Virginia 25411

Ladies and Gentlemen:

     We have acted as counsel to Better Minerals & Aggregates Company, a Delaware corporation (the "Company"), in connection with the Company's offer to issue up to $150 million aggregate principal amount of 13% Senior Subordinated Notes that have been registered under the Securities Act of 1933 (the "Act"), in exchange for an equal principal amount of its outstanding 13% Senior Subordinated Notes due 2009, including the preparation of the prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Company for the purpose of such registration.

     In our capacity as such counsel, we have reviewed the Registration Statement and such other records, agreements, documents and other instruments of the Company as in effect on the date hereof, and satisfied ourselves as to such other matters, as we have deemed necessary or appropriate as a basis for this opinion.

     Based on the foregoing and upon consideration of applicable law, and subject to the qualifications, assumptions and limitations stated herein, the discussions of United States federal tax considerations set forth under the captions "Summary--The Exchange Offer--Certain United States Federal Income Tax Consequences" and "Certain United States Federal Tax Consequences" in the Prospectus, insofar as they relate to provisions of United States federal income or estate tax law, are, taken as a whole, accurate in all material respects.

     This opinion is limited to the federal income and estate tax laws of the United States and does not consider the effects of any foreign, state or local laws or any federal law of the United States other than those pertaining to income or estate taxation.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Certain United States Federal Tax Consequences" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    Winthrop, Stimson, Putnam & Roberts




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